UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 8, 2006, CryoCor, Inc. (the “Company”) announced that it entered into an employment offer letter with Helen S. Barold, M.D., M.P.H. FACC, FHRS, which provides for the employment of Dr. Barold as the Company’s Chief Medical Officer at an annual salary of $225,000. Dr. Barold is also eligible for an annual bonus of up to 25% of her annual base salary, based on corporate objectives to be determined by the Company’s Board of Directors. In addition, pursuant to her employment offer letter, Dr. Barold is entitled to receive additional compensation as follows: (i) if the Company receives approval of its application for premarket approval, or PMA, for atrial flutter by March 31, 2007, Dr. Barold will receive $25,000; (ii) if the Company submits a PMA for atrial fibrillation by December 31, 2007, Dr. Barold will receive $50,000 and (iii) if the Company receives approval of a PMA for atrial fibrillation by December 31, 2008, Dr. Barold will receive $100,000.

Dr. Barold is expected to commence her employment with the Company on or about September 15, 2006. Pursuant to the employment offer letter, upon commencement of her employment with the Company, Dr. Barold will be granted an option to purchase 125,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option will be governed by the Company’s 2005 Equity Incentive Plan, a Stock Option Agreement and Grant Notice. 62,500 of the shares subject to the option will vest over a four-year period as follows: one-fourth of these shares will vest on the one year anniversary of the commencement of Dr. Barold’s employment with the Company, with the remaining three-fourths vesting ratably on a monthly basis over the three year period thereafter. 62,500 of the shares subject to the option will vest in their entirety upon the U.S. approval of the Company’s cryoablation system for the treatment of atrial fibrillation.

As permitted by Delaware law, the Company expects to enter into an indemnity agreement with Dr. Barold, in connection with her appointment as the Company’s Chief Medical Officer.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to Item 1.01 of this report. On August 8, 2006, the Company announced that Dr. Barold, age 41, was appointed by the Company’s board of directors to serve as the Company’s Chief Medical Officer. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 and incorporated herein by reference.

Since November 2002, Dr. Barold has served as an electrophysiologist for the National Naval Medical Center. From January 2001 to November 2002, Dr. Barold served as a Medical Officer for the United States Food and Drug Administration in the office of device evaluation of the Center for Devices and Radiological Health. Prior to 2001, Dr. Barold worked as an electrophysiologist in private practice. Dr. Barold received a medical degree from the University of Rochester and completed an Internal Medicine residency at Johns Hopkins Hospital and a Cardiology and Electrophysiology residency at Duke University.

Item 9.01	Financial Statements and Exhibits

Item No.
99.1	Press release of CryoCor, Inc. dated August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts

(Chief Financial Officer)

Date: August 9, 2006

INDEX TO EXHIBITS

99.1	Press release of CryoCor, Inc. dated August 8, 2006.